Exhibit 99.1

Rexahn Pharmaceuticals Announces the Appointment of Peter Brandt and Richard Kivel to Board of Directors

Rockville, MD, September 13, 2010 – Rexahn Pharmaceuticals, Inc. (NYSE Amex: RNN), a clinical stage pharmaceutical company developing and commercializing potential best in class oncology and CNS therapeutics, today announced the appointment of Peter Brandt and Richard Kivel to the company’s board of directors.

“Peter and Richard are driving forces for innovation in the life science industry, and both are exceptional leaders who have accelerated corporate growth throughout their careers,” said Chang Ahn, Chief Executive Officer, Rexahn Pharmaceuticals. “Their proven expertise in commercializing biomedical innovations, and extensive financial and operational experience are significant assets to Rexahn as we continue to develop best in class CNS and cancer therapeutics and collaborate with pharmaceutical companies around the world.”

“I am honored to join Rexahn’s board. The company is at the forefront of developing innovative therapies for CNS disorders and cancer,” said Mr. Brandt. “I look forward to contributing to Rexahn’s evolution towards becoming a leading biopharmaceutical company.”

Mr. Kivel added, “This is an exciting time for Rexahn, particularly with three promising drugs in mid-stage development, and I look forward to helping the company capitalize on its impressive portfolio of potential new drugs.”

Peter Brandt was most recently President and Chief Executive Officer of Noven Pharmaceuticals, a specialty pharmaceutical company based in Miami, Florida. Prior to leading Noven, Brandt spent 28 years at Pfizer, the world’s largest pharmaceutical company. He served as Pfizer’s President – U.S. Pharmaceuticals Operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running the U.S. operations, he led the Latin American Pharmaceuticals Operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: Finance, Information Technology, Planning and Business Development. He also oversaw the operations of Pfizer’s care management subsidiary, Pfizer Healthcare Solutions.

Richard Kivel is a serial entrepreneur and seasoned life science and technology executive  and presently serves as Chairman of Rhapsody Biologics, a biotech company focused in the field of vaccine development, with offices in the US and Singapore. Previously, Kivel served as CEO of TheraGenetics, a UK-based genetic diagnostics company focusing on the development and commercialization of pharmacogenetic diagnostic tests to guide and improve the treatment of Central Nervous System (CNS) disorders.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals is a clinical stage pharmaceutical company dedicated to developing and commercializing first in class and market leading therapeutics for cancer, CNS disorders, sexual dysfunction and other unmet medical needs. Rexahn currently has three drug candidates in Phase II clinical trials, Archexin®, Serdaxin®, and Zoraxel™ – all potential best in class therapeutics – and a robust pipeline of preclinical compounds to treat multiple cancers and CNS disorders.  Rexahn also operates key R&D programs of nano-medicines, 3D-GOLD, and TIMES drug discovery platforms.  For more information, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn’s plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn’s licensees or sublicensees; the success of clinical testing; and Rexahn’s need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.